Exhibit 99.1

November 13, 2019

RAVE Restaurant Group, Inc. Reports First Quarter
2020 Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter of fiscal 2020 ended September 29, 2019.

First Quarter Highlights:

•	Pizza Inn domestic comparable store retail sales increased 3.1% in the first quarter of fiscal 2020 compared to the same period of the prior year.
•	Pie Five comparable store retail sales decreased 12.2% in the first quarter of fiscal 2020 compared to the same period of the prior year.
•	Total revenue decreased by $0.1 million to $2.9 million for the first quarter of fiscal 2020 compared to the same period of the prior year.
•	The Company recorded net income of $0.2 million for the first quarter of fiscal 2020 compared to net income of $0.1 million for the same period of the prior year.
•	On a fully diluted basis, net income remained stable at $0.01 per share for both the first quarter of fiscal 2020 and the same period of the prior year.
•	Adjusted EBITDA of $0.4 million for the first quarter of fiscal 2020 decreased $0.1 million from the same period of the prior year.
•	Cash and cash equivalents increased to $2.4 million as of the end of the first quarter of fiscal 2020, a $0.2 million increase during the quarter.
•	Pizza Inn domestic unit count including PIE finished at 152.
•	Pizza Inn international unit count finished at 34.
•	Pie Five domestic unit count finished at 56.

RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today announced results for its first quarter of fiscal 2020 ended September 29, 2019.

The Company’s net income of $0.2 million in the first quarter of fiscal 2020 was an increase of $0.1 million compared to the same period of the prior year. Diluted income per share was $0.01 in both the first quarter of fiscal 2020 and the same period of the prior year. The increase in net income in the first quarter of fiscal 2020 over the prior year was largely due to improvements in the Pizza Inn Franchising segment and reduced general and administrative expense.

EBITDA of $0.4 million for the first quarter of fiscal 2020 was a $0.1 million increase from the same period of the prior year.

Adjusted EBITDA of $0.4 million for the first quarter of fiscal 2020 was a $0.1 million decrease from the same period of the prior year.

“I’m excited to join RAVE and committed to competing hard to drive traffic and increase profitability,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.  “Pizza Inn continues to grow comp sales and we plan to build on that momentum in the coming quarters.  Pie Five has experienced challenges, but we’re facing them head on. Pie Five has a strong core offering and we are working on a plan to increase consumer relevance, profitable traffic and unit economics.”

First Quarter Fiscal 2020 Operating Results

Pizza Inn domestic comparable store retail sales increased by 3.1% during the first quarter of fiscal 2020 compared to the same period of the prior year.

“We continue to be pleased with performance at Pizza Inn but also see opportunities for progress with new technologies and our brand refresh initiative,” said Solano.  “With the ability to make more data-driven decisions, we will be in a strengthened position to drive profitable traffic.  We are also aligning with franchisees to continue our remodel program that will refresh existing locations and improve the in-restaurant experience.  We want to position Pizza Inn as an updated brand and drive home why we believe it offers a compelling consumer proposition.”

Pie Five domestic comparable store retail sales decreased by 12.2% during the first quarter of fiscal 2020 compared to the same period of the prior year.

“Pie Five was a pioneer in the fast casual pizza space, and it’s time to reclaim our leadership role,” said Solano. “By reconnecting with consumers and tightly defining the key differentiators of the brand, we’re going to regain traction and turn the brand around.  Our focus will be on creating a more craveable menu paired with an elevated guest experience that makes good on our brand promise.”

Consolidated revenues for the first quarter of fiscal 2020 were $2.9 million compared to $3.0 million in the same period of the prior year.

Development Review

During the first quarter of fiscal 2020, Pizza Inn, including PIE, opened two new domestic units and closed five units to finish the quarter at 152 units.

“At Pizza Inn, we’re refocusing development efforts on our buffet locations,” said Solano. “Our buffet locations provide the highest volume option and continue to have expansion opportunities across the country.  While we will continue to expand PIE, we see a higher value in Pizza Inn buffet development.”

In the first quarter of fiscal 2020, Pie Five closed two domestic units, bringing the domestic unit count to 56 restaurants at the end of the quarter.

“Pie Five recently announced our first location with KidZania, an interactive education and entertainment center for kids, that we feel aligns perfectly with our brand and our vision for growth,” said Solano.  “At KidZania, our youngest consumers will get a hands-on experience making pizzas and trying out a career as a pizza mogul.  We’re looking forward to kicking off this partnership this month. As we return the Pie Five brand to category leadership, we have an opportunity to transform the brand and restore growth through non-traditional restaurant opportunities like this.”

Conference Call

A conference call and audio webcast have been scheduled to discuss these results. Details of the conference call are as follows:

Date:	Wednesday, November 13, 2019

Time:	4:30 p.m. Central Standard Time

Dial-In #:	1-844-492-3725 U.S. & Canada

1-412-317-5108 International

The conference call will be webcast at raverg.com. A web-based archive of the conference call will also be available at the above website.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses 242 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss sale of assets, costs related to impairment, discontinued operations and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 29, 2019	September 23, 2018

REVENUES:	$2,876	$2,991

COSTS AND EXPENSES:
Cost of sales	134	159
General and administrative expenses	1,363	1,414
Franchise expenses	866	1,061
Gain on sale of assets	(11)	(4)
Impairment of long-lived assets and other lease charges	148	15
Bad debt	(8)	24
Interest expense	27	25
Depreciation and amortization expense	47	139
Total costs and expenses	2,566	2,833

INCOME BEFORE TAXES	310	158
Income tax expense	73	50
NET INCOME	$237	$108

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.02	$0.01

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.01	$0.01

Weighted average common shares outstanding - basic	15,106	15,064

Weighted average common and potential dilutive common shares outstanding	15,924	15,897

See Notes to Unaudited Condensed Consolidated Financial Statements within Form 10-Q.

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	(Unaudited)
	September 29, 2019	June 30, 2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,421	$2,264
Accounts receivable, less allowance for bad debts of $203 and $209, respectively	927	1,191
Notes receivable, less allowance for bad debt of $916 and $916, respectively	596	389
Inventories	6	7
Income tax receivable	4	4
Property held for sale	231	231
Deferred contract charges	267	38
Prepaid expenses and other	300	346
Total current assets	4,752	4,470

LONG-TERM ASSETS
Property, plant and equipment, net	482	500
Operating lease right of use asset, net	3,313	-
Intangible assets definite-lived, net	184	196
Long-term notes receivable	484	735
Deferred tax asset, net	3,989	4,060
Long-term deferred contract charges	-	232
Deposits and other	234	233
Total assets	$13,438	$10,426

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$290	$400
Accounts payable - lease termination impairments	607	832
Accrued expenses	762	834
Deferred rent	-	37
Operating lease liability, current	531	-
Deferred revenues	266	275
Total current liabilities	2,456	2,378

LONG-TERM LIABILITIES
Convertible notes	1,529	1,584
Deferred rent, net of current portion	-	397
Operating lease liability, net of current portion	3,224	-
Deferred revenues, net of current portion	1,445	1,561
Other long-term liabilities	51	72
Total liabilities	8,705	5,992

COMMITMENTS AND CONTINGENCIES (SEE NOTE 4)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 22,208,141 and 22,208,141 shares, respectively; outstanding 15,122,887 and 15,090,837 shares, respectively	222	222
Additional paid-in capital	33,294	33,327
Accumulated deficit	(4,246)	(4,483)
Treasury stock at cost
Shares in treasury: 7,085,254 and 7,117,304, respectively	(24,537)	(24,632)
Total shareholders' equity	4,733	4,434

Total liabilities and shareholders' equity	$13,438	$10,426

See Notes to Unaudited Condensed Consolidated Financial Statements within Form 10-Q.

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 29, 2019	September 23, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$237	$108
Adjustments to reconcile net income to cash provided by operating activities:
Impairment of fixed assets and other assets	148	-
Stock compensation expense	-	101
Depreciation and amortization	35	129
Amortization of operating lease asset	115	-
Amortization of intangible assets definite-lived	12	10
Amortization of debt issue costs	9	5
Gain on the sale of assets	(11)	(4)
Provision for bad debt	(8)	24
Deferred income tax	71	17
Changes in operating assets and liabilities:
Accounts receivable	272	296
Inventories	1	-
Prepaid expenses, deposits and other, net	44	(79)
Deferred revenue	(122)	234
Accounts payable - trade	(110)	23
Accounts payable - lease termination impairments	(373)	-
Operating lease liability	(120)	-
Accrued expenses, deferred rent and other	(68)	(274)
Cash provided by operating activities	132	590

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable issued for fixed asset sales	44	-
Proceeds from sale of assets	-	4
Purchase of property, plant and equipment	(17)	(10)
Cash provided by (used in) investing activities	27	(6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	-	36
Equity issuance costs	(2)	-
Cash provided by (used in) financing activities	(2)	36

Net increase in cash and cash equivalents	157	620
Cash and cash equivalents, beginning of period	2,264	1,386
Cash and cash equivalents, end of period	$2,421	$2,006

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2	$2
Income taxes	$1	$4

Non-cash activities:
Conversion of notes to common shares	$64	$-

See Notes to Unaudited Condensed Consolidated Financial Statements within Form 10-Q.

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)

	Three Months Ended
	September 29, 2019	September 23, 2018
Net income	$237	$108
Interest expense	27	25
Income taxes	73	50
Depreciation and amortization	47	139
EBITDA	$384	$322
Stock compensation expense	-	101
Gain on sale/disposal of assets	(11)	(4)
Impairment of long-lived assets and other lease charges	148	15
Franchisee default and closed store revenue/expense	(147)	-
Closed and non-operating store costs	6	22
Adjusted EBITDA	$380	$456